EXHIBIT 5
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         The undersigned  agree that the statement on Schedule 13D to which this
Agreement is attached is filed on behalf of each of them.

Dated:  January 21, 1999



                                /s/ Mario Sbarro
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                                  Mario Sbarro

                                /s/ Joseph Sbarro
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                                  Joseph Sbarro

                 Joseph Sbarro (1994) Family Limited Partnership

       By:                      /s/ Joseph Sbarro
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                         Joseph Sbarro, General Partner

                               /s/ Anthony Sbarro
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                                 Anthony Sbarro

                             /s/ Franklin Montgomery
            --------------------------------------------------------
                               Franklin Montgomery
                  as co-trustee of the Trust of Carmela Sbarro

                                Sbarro Merger LLC

        By:               /s/ Mario Sbarro
            --------------------------------------------------------
                              Mario Sbarro, Member